SCHEDULE 2

WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY	SUBCUSTODIAN
Argentina	Citibank, N.A.
Australia	National Australia Bank Limited
Austria	UniCredit Bank Austria AG
Bahrain	HSBC Bank Middle East Limited
Bangladesh	Standard Chartered Bank Bangladesh
Belgium	Citibank International Plc
Benin	Société Générale de Banques en Côte d'Ivoire
Bermuda	HSBC Bank Bermuda Limited
Botswana	Stanbic Bank Botswana Ltd.
Brazil	Citibank, N.A.
Bulgaria	ING Bank N.V.
Burkina Faso	Société Générale de Banques en Côte d'Ivoire
Canada	CIBC Mellon Trust Company
Cayman Islands	The Bank of New York Mellon
Channel Islands	The Bank of New York Mellon
Chile	Banco Itau S.A. (Chile)
Chile	Banco de Chile
China (Shanghai and Shenzhen)	HSBC Bank (China) Company Limited
Colombia	Cititrust Colombia S.A.
Costa Rica	Banco Nacional de Costa Rica
Croatia	Privredna Banka Zabreb d.d.
Cyprus	BNP Paribas Securities Services, Athens
Czech Republic	ING Bank N.V.
Denmark	Danske Bank A/S
Ecuador	Banco de la Produccion SA
Egypt	HSBC Bank Egypt S.A.E.
Estonia	SEB Bank AS
Euromarket	Clearstream Banking Luxembourg S.A.
Euromarket	Euroclear Bank
Finland	Skandinaviska Enskilda Banken AB (publ) Helsinki Branch
France	BNP Paribas Securities Services
France	Citibank International Plc
Germany	BNY Mellon Asset Servicing GmbH
Ghana	Stanbic Bank Ghana Ltd.
Greece	BNP Paribas Securities Services, Athens
Guinea Bissau	Société Générale de Banques en Côte d'Ivoire
Hong Kong	The Hongkong and Shanghai Banking Corporation, Limited
Hungary	ING Bank NV.
Iceland	Landsbankinn hf. (effective May 3, 2011)
Iceland	Islandsbanki hf

COUNTRY	SUBCUSTODIAN
India	Deutsche Bank AG
Indonesia	HSBC Ltd.
Ireland	The Bank of New York Mellon, London
Israel	Bank Hapoalim B.M.
Italy	Intesa Sanpaolo S.p.A
Ivory Coast	Société Générale de Banques en Côte d'lvoire - Abidjian
Japan	The Bank of Tokyo-Mitsubishi UFJ Ltd.
Japan	Mizuho Corporate Bank, Limited
Jordan	HSBC Bank Middle East Limited
Kazakhstan	HSBC Bank Kazakhstan
Kenya	CFC Stanbic Bank Limited
Kuwait	HSBC Bank Middle East Ltd.
Latvia	AS SEB banka
Lebanon	HSBC Bank Middle East Limited
Lithuania	SEB Bankas AB
Luxembourg	Banque et Caisse d'Epargne de l'Etat
Malaysia	HSBC Bank Malaysia Berhad
Mali	Société Générale de Banques en Côte d'lvoire
Malta	HSBC Bank Malta plc
Mauritius	The Hongkong and Shanghai Banking Corporation
Mexico	Banco Nacional de Mexico
Morocco	Citibank Maghreb
Namibia	Standard Bank Namibia Ltd.
Netherlands	The Bank of New York Mellon SA/NV
New Zealand	National Australia Bank New Zealand-National Nominees Ltd.
Niger	Société Générale de Banques en Côte d'lvoire
Nigeria	Stanbic IBTC Bank Plc
Norway	DnB NOR Bank ASA
Oman	HSBC Bank Middle East Limited
Pakistan	Deutsche Bank AG Karachi.
Palestinian Autonomous Area	HSBC Bank Middle East, Ramallah
Peru	Citibank, N.A. Sucural de Lima
Philippines	The Hongkong and Shanghai Banking Corporation Manila
Poland	ING Bank Slaski S.A.
Portugal	Citibank International Plc
Qatar	HSBC Bank Middle East Limited, Doha
Romania	ING Bank N.V.
Russia	ING Bank (Eurasia) ZAO
Russia	ZAO Citibank Moscow
Saudi Arabia	HSBC Saudi Arabia Limited
Senegal	Société Générale de Banques en Côte d'lvoire
Serbia	UniCredit Bank Austria AG
Singapore	United Overseas Bank Limited
Singapore	DBS Bank Ltd.
Slovak Republic	ING Bank N.V.
Slovenia	UniCredit Banka Slovenia d.d.
Slovenia	UniCredit Bank Austria AG

COUNTRY	SUBCUSTODIAN
South Africa	Standard Bank of South Africa
South Korea	The Hongkong and Shanghai Banking Corporation
Spain	Banco Bilbao Vizcaya Argentaria S.A.
Spain	Santander Investment Services, S.A.
Sri Lanka	The Hongkong and Shanghai Banking Corporation
Swaziland	Standard Bank Swaziland Limited
Sweden	Skandinaviska Enskilda Banken
Switzerland	Credit Suisse AG
Switzerland	UBS AG, Zurich
Taiwan	Standard Chartered Bank (Taiwan) Limited
Thailand	The Hongkong and Shanghai Banking Corporation
Thailand	Bangkok Bank Ltd.
Togo	Société Générale de Banques en Côte d'Ivoire
Trinidad & Tobago	Republic Bank Ltd
Tunisia	Banque Internationale Arabe de Tunisie
Turkey	Deutsche Bank AS
Uganda	Stanbic Bank Uganda Ltd.
Ukraine	ING Bank Ukraine
United Arab Emirates	HSBC Bank Middle East Limited, Dubai
United Kingdom	The Bank of New York Mellon
United Kingdom	Deutsche Bank AG (The Depository & Clearing Centre)
United States	The Bank of New York Mellon
Uruguay	Banco Itau Uruguay S.A.
Venezuela	Citibank, N.A., Sucural
Vietnam	HSBC Bank (Vietnam) Ltd.
Zambia	Stanbic Bank Zambia Ltd.
Zimbabwe	Stanbic Bank Zimbabwe Ltd.